Exhibit 99.1

SAINT PAUL, MN – September 7, 2016

THIRD QUARTER 2016 REVENUE
$9.9M

EARNINGS PER DILUTED SHARE
$0.06

OPERATING INCOME INCREASED
88%

THIRD QUARTER 2016 GROSS MARGIN
51.2%

COMPETITIVE CONVERSION REVENUE INCREASED
134%

Deferred Revenue AS OF JULY 31, 2016
$7.6M

MGC Diagnostics Corporation (NASDAQ: MGCD), a global medical technology company, today reported financial results for the third quarter ended July 31, 2016.

Third Quarter Fiscal 2016 Highlights:

•	Third quarter 2016 revenue increased by 7% to $9.9 million, compared to $9.2 million in the prior year period.
•	Operating income increased 88% to $794,000, compared to $423,000 in the prior year period.
•	The Company reported net income of $260,000 for the 2016 third quarter, or $0.06 per diluted share, compared to net income of $3.4 million, or $0.80 per diluted share, in the prior year period. Third quarter 2015 net income included a one-time tax benefit of $3.1 million, or $0.73 per diluted share.
•	Medical Graphics’ revenue increased 9% to $8.6 million, compared to $7.8 million in the third quarter of fiscal 2015. Medisoft’s revenue decreased 6% to $1.3 million from $1.4 million in the fiscal 2015 third quarter.
•	Service revenue increased 3% to $1.72 million in the fiscal 2016 third quarter compared to $1.67 million in the prior year period. Supplies revenue increased 9% to $1.8 million from $1.6 million in the prior year period.
•	2016 third quarter domestic equipment, supplies and accessories revenues, including Medisoft’s U.S. revenue, increased 13% to $5.9 million, compared to $5.2 million in the 2015 third quarter.
•	During the quarter, competitive account conversions totaled 16 accounts, or $1.4 million in revenue, compared to 14 accounts, or $612,000 in revenue, for the same quarter last year.
•	Sales backlog of $1.66 million ($1.43 million for Medical Graphics and $230,000 for Medisoft) at the end of the quarter, compared to $2.35 million at the end of the fiscal 2015 third quarter.
•	Operating expenses were $4.3 million in the third quarter, compared to $4.1 million in the prior year quarter.
•	For the third quarter, Medical Graphics had operating income of $882,000 and Medisoft had an operating loss of $(88,000).

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MGC DIAGNOSTICS®	Third Quarter Fiscal Year 2016 Financial Results SEPTEMBER 7, 2016

Forced Oscillation Technique

FDA CLEARED Resmon™ PRO FULL Forced Oscillation Technique

FOT is a useful tool in clinical medicine and research:
• low dead space circuit, conforms to ATS/ERS standards
• provides useful supplementary information to spirometry on mechanical properties of the respiratory system that may not be readily available with standard pulmonary function tests
• requires minimal subject cooperation which is a significant advantage with pediatric or critically ill patients
• data is obtained during normal tidal breathing while standard PFT’s require maximal or forced maneuvers that are unfamiliar to patients
• spirometry maneuver can mask the effectiveness of a bronchodilator while the tidal breathing maneuver of FOT can reveal the effectiveness of a bronchodilator

Competitive Conversion Wins

Competitive Conversion Revenue

Management Discussion:

Todd Austin, chief executive officer of MGC Diagnostics, said, “Our operating performance during the third quarter was very solid. The domestic sales team generated double-digit growth from strong competitive conversion wins, resulting in competitive conversion revenue increasing 134% compared to last year’s third quarter. We define “competitive conversion” as our sale of a cardio-respiratory device that replaces a competitor’s device in a hospital, clinic, physician’s office or other setting. We also achieved a number of key strategic initiatives during the quarter, including FDA 510(k) clearance for the Resmon PRO FOT device, retirement of our bank debt and the formation of our Scientific Advisory Committee. Our successful execution of these initiatives positions us to continue achieving consistent operating performance and delivering solid annual financial results.”

“I am also pleased with the continued performance of our Medical Graphics team, as they achieved domestic equipment, supplies and accessories revenue growth of 12% compared to the third quarter last year. Year to date, we have converted 62 new customers from our direct competitors, generating $3.9 million in revenue compared to 37 wins and $1.4 million of revenue in last year’s nine-month period. These conversions indicate that our products provide the right features and value proposition. We are pleased with the results of the first nine months and we are confident that we will finish the year strong.”

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MGC DIAGNOSTICS®	Third Quarter Fiscal Year 2016 Financial Results SEPTEMBER 7, 2016

Gross Margins

Operating Income and Margin

Revenue Breakdown	Sales by Geography
(Q3 Fiscal 2016)	(Q3 Fiscal 2016)

Additional Fiscal 2016 Third Quarter Data:

•	The Attachment Rate for domestic sales, which reflects the percentage of Extended Service Contracts that were sold during customer equipment purchases, was 21% for the fiscal 2016 third quarter, compared to 26% in the prior year quarter.

•	Current and long-term deferred revenue at the end of the third quarter was $7.6 million, compared to $6.5 million for last year’s third quarter.

•	International equipment, supplies and accessories revenues decreased to $2.3 million, compared to $2.4 million for the fiscal 2015 third quarter. Medical Graphics’ international revenue increased to $1.11 million, compared to $1.07 million for last year’s third quarter. Medisoft’s international revenue decreased to $1.16 million for the quarter, compared to last year’s third quarter of $1.28 million.

•	Gross margin of 51.2% in the third quarter includes gross margin of 53.2% and 38.4% for Medical Graphics and Medisoft, compared to gross margin of 48.7% for last year’s third quarter, which included gross margins of 50.3% and 39.9% for Medical Graphics and Medisoft, respectively.

•	Gross margin for equipment, supplies and accessories was 46.9% for the quarter (48.5% for Medical Graphics and 38.4% for Medisoft), compared to 44.9% for the prior year’s quarter (46.0% for Medical Graphics and 39.9% for Medisoft). Gross margin for services was 71.8% for the quarter, compared to 66.0% for the same period last year.

•	Third quarter 2016 general and administrative expenses totaled $1.1 million, or 10.9% of revenue, compared to $1.2 million, or 13.2% of revenue in the comparable quarter last year.

•	Sales and marketing expenses were $2.5 million, or 24.9% of revenue, compared to $2.1 million, or 22.8% of revenue in the 2015 third quarter. This increase is primarily due to higher Medical Graphics sales and marketing expenses of $238,000 and higher Medisoft sales and marketing expenses of $113,000.

•	Research and development expenses were $665,000, or 6.7% of revenue in the fiscal 2016 third quarter, compared to $694,000, or 7.5% of revenue in last year’s third quarter.

•	As we reported in our Statement of Cash Flows, $412,000 of the $460,000 provision for taxes in the first nine months of 2016 is a non-cash expense from the effect of our deferred tax assets. At July 31, 2016, we had remaining net deferred tax assets of $2.9 million.

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MGC DIAGNOSTICS®	Third Quarter Fiscal Year 2016 Financial Results SEPTEMBER 7, 2016

Conference Call

The Company has scheduled a conference call for Wednesday, September 7, 2016 at 4:30 p.m. ET to discuss its financial results for the third quarter of fiscal year 2016.

Participants can dial (844) 861-5496 or (412) 317-6578 to access the conference call, or listen via a live Internet webcast on the Company’s website at www.mgcdiagnostics.com. A replay of the conference call will be available by dialing (877) 344-7529 or (412) 317-0088, confirmation code 10091838, through September 14, 2016. A webcast replay of the conference call will be accessible on the Company’s website at www.mgcdiagnostics.com for 90 days.

About MGC Diagnostics

MGC Diagnostics Corporation (NASDAQ: MGCD), is a global medical technology company dedicated to cardiorespiratory health solutions. The Company, through its Medical Graphics Corporation and Medisoft SA subsidiaries, develops, manufactures and markets non-invasive diagnostic systems. This portfolio of products provides solutions for disease detection, integrated care, and wellness across the spectrum of cardiorespiratory healthcare. The Company’s products are sold internationally through distributors and, in the United States, France and Belgium, primarily through a direct sales force targeting heart and lung specialists located in hospitals, university-based medical centers, medical clinics, physicians’ offices, pharmaceutical companies, medical device manufacturers, and clinical research organizations (CROs). For more information about MGC Diagnostics, visit www.mgcdiagnostics.com.

Cautionary Statement Regarding Forward Looking Statements

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, MGC Diagnostics Corporation may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans that include the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. These forward-looking statements are subject to a number of factors, risks and uncertainties, including those disclosed in our periodic filings with the SEC, that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements. For a list of these factors¸ see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements,” in the Company’s Form 10-K for the year ended October 31, 2015, and any updates in subsequent filings on Form 10-Q or Form 8-K under the Securities Exchange Act of 1934.

Contacts

Company	Investors
Wesley W. Winnekins	Joe Dorame, Robert Blum, Joe Diaz
MGC Diagnostics Corporation	Lytham Partners, LLC
Chief Financial Officer	(602) 889-9700
(651) 484-4874	mgcd@lythampartners.com

(Financial Tables to Follow)

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MGC DIAGNOSTICS®	Third Quarter Fiscal Year 2016 Financial Results SEPTEMBER 7, 2016

MGC DIAGNOSTICS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
July 31, 2016 and October 31, 2015
(In thousands, except share and per share data)

	July 31, 2016	October 31, 2015
Assets	(Unaudited)
Current Assets:
Cash	$5,772	$6,553
Accounts receivable, net of allowance for doubtful accounts of $99 and $117, respectively	6,499	7,416
Inventories, net of obsolescence reserve of $218 and $288	7,017	6,759
Prepaid expenses and other current assets	603	988
Total current assets	19,891	21,716
Property and equipment, net of accumulated depreciation of $4,704 and $4,431, respectively	2,746	2,894
Intangible assets, net	4,441	4,305
Goodwill	3,378	3,324
Deferred income taxes	2,928	3,342
Other non-current assets	9	7
Total Assets	$33,393	$35,588
Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$2,345	$2,617
Employee compensation	1,541	1,854
Deferred income	3,772	3,608
Current portion of long-term debt	—	785
Other current liabilities and accrued expenses	950	1,493
Total current liabilities	8,608	10,357
Long-term liabilities:
Long-term debt, less current portion	—	2,158
Long-term deferred income and other	3,963	3,146
Total Liabilities	12,571	15,661
Commitments and Contingencies
Shareholders’ Equity:
Common stock, $0.10 par value, authorized 25,000,000 shares, 4,379,078 and 4,324,379 shares issued and 4,336,581 and 4,274,386 shares outstanding in 2016 and 2015, respectively	433	427
Undesignated shares, authorized 5,000,000 shares, no shares issued and outstanding	—	—
Additional paid-in capital	24,715	24,118
Accumulated deficit	(4,054)	(4,355)
Accumulated other comprehensive loss	(272)	(263)
Total Shareholders’ Equity	20,822	19,927
Total Liabilities and Shareholders’ Equity	$33,393	$35,588

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MGC DIAGNOSTICS®	Third Quarter Fiscal Year 2016 Financial Results SEPTEMBER 7, 2016

MGC DIAGNOSTICS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income
(Unaudited in thousands, except per share data)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Revenues
Equipment, supplies and accessories revenues	$8,143	$7,567	$23,379	$21,902
Service revenues	1,716	1,672	5,162	5,010
	9,859	9,239	28,541	26,912
Cost of revenues
Cost of equipment, supplies and accessories revenues	4,328	4,171	11,945	11,613
Cost of service revenues	484	569	1,558	1,506
	4,812	4,740	13,503	13,119
Gross margin	5,047	4,499	15,038	13,793
Operating expenses:
Selling and marketing	2,456	2,105	7,491	6,357
General and administrative	1,073	1,222	4,524	4,310
Research and development	665	694	2,016	2,238
Amortization of intangibles	59	55	177	168
	4,253	4,076	14,208	13,073
Operating income	794	423	830	720
Interest expense, net	68	65	183	197
Foreign currency loss (gain)	193	50	(114)	958
Income (loss) before taxes	533	308	761	(435)
Provision for (benefit from) taxes	273	(3,115)	460	(3,399)
Net income	260	3,423	301	2,964
Other comprehensive income (loss); net of tax
Effect of foreign currency translation	—	5	(9)	(122)
Comprehensive income	$260	$3,423	$292	$2,842

Net income per share:
Basic	$0.06	$0.81	$0.07	$0.70
Diluted	$0.06	$0.80	$0.07	$0.70
Weighted average common shares:
Basic	4,329	4,251	4,305	4,227
Diluted	4,339	4,260	4,314	4,242

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MGC DIAGNOSTICS®	Third Quarter Fiscal Year 2016 Financial Results SEPTEMBER 7, 2016

MGC DIAGNOSTICS CORPORATION AND SUBSIDIARIES

Consolidated Statement of Cash Flows
(Unaudited in thousands)

	Nine months ended July 31,
	2016	2015
Cash flows from operating activities:
Net income	$301	$2,964
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	325	342
Amortization	542	546
Stock-based compensation	523	353
Deferred income taxes	412	(3,461)
(Gain) loss on foreign currency	(114)	965
Decrease in allowance for doubtful accounts	(18)	(30)
Decrease in inventory obsolescence reserve	(70)	(68)
Loss on disposal of equipment	2	—
Changes in operating assets and liabilities:
Accounts receivable	950	(122)
Inventories	(173)	(710)
Prepaid expenses and other current assets	384	(141)
Accounts payable	(297)	(151)
Employee compensation	(317)	(272)
Deferred income	966	123
Other current liabilities and accrued expenses	(560)	227
Net cash provided by operating activities	2,856	565

Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(697)	(607)
Net assets of business acquired, net of cash received	—	447
Net cash used in investing activities	(697)	(160)

Cash flows from financing activities:
Payment of debt issuance costs	—	(5)
Payment of long-term borrowing	(3,000)	(600)
Proceeds from issuance of common stock under employee stock purchase plan	97	118
Repurchase of common stock upon vesting of restricted stock awards	(27)	(48)
Net cash used in financing activities	(2,930)	(535)
Effect of exchange rate changes on cash	(10)	(138)
Net decrease in cash	(781)	(268)
Cash at beginning of period	6,553	5,675
Cash at end of period	$5,772	$5,407
Cash paid for taxes	$185	$32
Cash paid for interest	99	134
Supplemental non-cash items:
Current and non-current liabilities issued for leasehold improvements	$51	$—
Common stock issued for long-term liability	10	33

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